AMHN, Inc. 10-Q

Exhibit 10.1

AMHN, INC.

DEMAND PROMISSORY NOTE

           November 9, 2010

$210,000

AMHN, INC., a Nevada corporation (the "Company"), for value received, hereby promises to pay to PHILIP M. COHEN (the "Holder") the principal sum of TWO HUNDRED TEN THOUSAND DOLLARS ($210,000) on demand (the “Maturity Date”) in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts from the date hereof through the Maturity Date, upon demand by the Holder.

1. Principal and Interest Payments.

(a)           The Payee previously provided services to the Company in the amount of principal sum of this Note.  The Company and the Holder have agreed to issue this Note as security for the debt.

(b)           The Company shall repay in full the entire principal balance on demand.  No interest shall be charged hereunder.

(d)           The Company has the option to pay the principal amount of this Note in a cash payment at any time prior to the Maturity Date.

2.           Attorney's Fees.  If an attorney is employed by the Holder to enforce, defend or interpret any provisions of this instrument, the undersigned agrees to pay a reasonable attorney's fee for the attorney's services, including all costs of collection.

3.           Notices. All notices or other communications required or permitted to be given pursuant to this note shall be in writing and shall be considered properly given or made if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram:

a.           if to the Holder:

Philip M. Cohen
17324 Whirley Rd.
Lutz, FL  33558
(813) 728-6515

b.           if to the Company:

AMHN, Inc.
100 North First Street, Suite 104
Burbank, CA  91502
(424) 239-6781

or to such other address as either party shall have furnished to the other.  All notices, except of change of address, shall be deemed given when mailed and notices of change of address shall be deemed given when received.

4.           Entire Agreement.  This note and any other documents expressly identified herein constitute the entire understanding of the parties with respect to the subject matter hereof, and no amendment, modification or alteration of the terms hereof shall be binding unless the same be in writing, dated subsequent to the date hereof and duly approved and executed by the Company and Holder.

5.           Governing Law and Venue.  The Company acknowledges and agrees that irrespective of where executed this Note shall be construed in accordance with the laws of the State of California.

6.           Miscellaneous.  This Note constitutes the rights and obligations of the Holder and the Company.  No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

No provision of this Note shall alter or impair the absolute and unconditional obligation of the Company to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

AMHN, INC.

By:	/s/Robert Cambridge
Name:	Robert Cambridge
Title:	Chief Executive Officer